AGREEMENT FOR THE PROVISION OF SERVICES TO FIRMS REGARDING THEIR CAPITAL STRUCTURE, INDUSTRY STRATEGY AND SIMILAR MATTERS

In Athens, this 7th day of May, 2015 by and between:

On one hand

a.
The Public Limited Brokerage Company known as “HELLENIC AMERICAN SECURITIES S.A.”, having its registered office in Athens at 27 A Papandreou Street, under General Commercial Registry no. 1341401000, and Tax Registration Number 094288758/Athens Corporations Tax Office, duly represented by its Chief Executive Officer Mr. Petros N. Iakovou, hereinafter referred to as “the Company”,

And on the other hand;

b.
The publicly traded company known as HCi Viocare, with its shares listed for trading on the OTC Markets, trading symbol VICA, having its registered office at 123 West Nye Ln., suite 129, Carson City, Nevada 89706 and having an established Greek Branch office   at 2A Kolokotroni Str., 17563 P. Faliro, Athens, under the name HCi Viocare Corp., duly represented by its Chief Executive Officer and President, Mr. Sotirios Leontaritis, hereinafter referred to as “the Client”.

The following are AGREED, ACKNOWLEDGED AND MUTUALLY ACCEPTED:

PREAMBLE

a.
The Company is a Public Limited Stock Brokerage Company, member of the Athens Stock Exchange and Athens Derivative Exchange, and, according to its articles of incorporation and the Greek Law (L.3606/2007-MIFID), as well as the operation license issued by the Capital Market Commission, it is authorized to provide the investment services and activities and the incidental services listed in article 4 paragraph 1 (a), (b), (c), (d), (e), (f), (g), and paragraph 2 (a), (b), (c), (d), (e), (f) of Law 3606/2007.

b.
The investment services that the Company is authorized to provide under its operation license include the incidental service of providing advice to firms regarding their capital structure, industry strategy and similar matters as well as delivering advice and services regarding mergers and acquisitions under paragraph 2c of article 4, Law 3606/2007.

c.
As to its general operation, the Company is subject to supervision and control by the Capital Market Commission and the Board of Directors of ATHEX, and its transactions and services are subject to stock exchange laws, provisions on money laundering, provisions prohibiting the use of confidential information and provisions governing the capital market in general.

1.	OBJECT

1.1
The object of this agreement includes the following: 1) provision, by the Company, of advice to the Client regarding its capital structure, industry strategy and similar matters, as well as advice and services regarding mergers and acquisitions under paragraph 2 c of article 4, Law 3606/2007, and 2) introduction of the Client’s securities to Greek and Foreign Investors, both Private and Institutional ones as well as preparation of analyses for the Client by the Company.  The obtained Analysis will be circulated to several sites and media groups.  It will be published quarterly on the best efforts basis at least on Bloomberg, Google Finance, Yahoo Finance etc.

2.	TERMS AND CONDITIONS FOR THE PROVISION OF SERVICE

2.1
The Client shall furnish to the Company such financial and investment information reasonably required by the Company to enable the Company to fulfill the object of this agreement.  It is explicitly agreed that, subject to below section 4.1, the Client shall be solely responsible for the accuracy of the data provided to the Company and to potential investors.   The Client shall not be required to incur any costs other than those incurred in the ordinary course of its business in order to satisfy its obligations pursuant to this Section 2.1.

3.	COMPANY’S FEE

The Company is entitled to an annual fee in consideration of services provided to the Client hereunder as follows:

1.
3,000$ (three thousand dollars) per month or its current equivalent in Euro, plus applicable VAT 23%, payable monthly on the first day of the month, for each quarter, if the agreement is valid by both parties, with the initial payment due upon execution of the Agreement.

2.
Issuance of 24,000 restricted shares of the Company’s common stock quarterly (the “Shares”), payable in monthly installments as to 8,000 shares per month, to be issued and delivered within 10 days after the 1st of each month, as the Company compensation fee (if the agreement is valid and not terminated as per the provision of Clause 5.2 of this Agreement) for introducing the Client’s share to Greek and Foreign Investors, Private and Institutional, as well as for travel expenses in Greece and abroad for the above purposes, such initial payment in  shares will be made available within 10 days following the execution of the Agreement.

3.	The Agreement will be renewed in writing on the first day of each quarter by both parties and has duration of one year.

4.	The Company shall execute and return Exhibit “A” appended hereto prior to the issuance of the Shares.

4.	MANAGEMENT OF CLIENT’S CORPORATE DATA

4.1
The Company shall NOT disclose to any third party any material non-public information or data received from the Client without the written consent and approval of the Client other than: (i) to its agents or representatives that have a need to know in connection with the services hereunder; provided such agents and representatives have a similar obligation to maintain the confidentiality of such information; (ii) as may be required by applicable law, or by judicial or administrative order; provided, however, that the Company shall provide prompt prior written notice thereof to the Client to enable the Client to seek a protective order or otherwise prevent such disclosure; and (iii) such information as becomes publicly known through no action of the Company, or its agents or representatives.

4.2
The Client will be required to disclose the existence of this Agreement in its public documents, news releases and the two parties will agree to the specifics of content prior to any release and further, the parties acknowledge and agree that this Agreement is subject to the Client receiving applicable regulatory approval if required.

5.	TERM AND TERMINATION OF THE AGREEMENT

5.1
The term of this Agreement shall commence upon execution thereof and end on the first anniversary of this Agreement, unless it has been terminated according to the provisions of Clause 5.2of this Agreement.

5.2
Either party may terminate the Agreement with or without cause, by providing sixty (60) days written notification to the other Party. The Agreement will terminate sixty days following the date of receipt of the written notification by the non-terminating party (“Date of Termination”).  The annual fee shall be prorated on a monthly basis for partial completion of the Term resulting from early termination by the Company.

6.	FINAL PROVISIONS

6.1	Failure by either party to exercise or delay in exercising any legal or contractual right hereunder shall not constitute and cannot be interpreted as a waiver of that right.

6.2	In case of change in legislation or nullity of one or several terms of this Agreement, the validity of the remaining terms of the Agreement and of the Agreement in general shall not be affected.

6.3
The Company shall at all times be an independent contractor and not the servant or agent of the Client.  No partnership, joint venture or agency will be created or will be deemed to be created by this Agreement or by any action of the parties under this Agreement.  Neither the Company no its employees or agents shall be entitled to enter into any agreement or commitment on behalf of, or otherwise bind, the Client.

7.	GOVERNING LAW/JURISDICTION

7.1	The Agreement shall be governed and interpreted in accordance with the Laws of Greece.

7.2	The place of performance of the Company’s obligations shall be the place of its registered seat.

7.3
The competent courts to resolve any conflict between the Company and Client shall be the courts of Athens. The Company reserves the right to select the courts of general venue of the Client to pursue its claims against the latter.

7.4	Neither this Agreement nor any of its provisions may be altered or amended except in a dated writing signed by the Parties.

7.5	Time shall be the essence of this Agreement.

7.6	The provisions of this Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

7.7
Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company, to:

Hellenic American Securities S.A
27 A Papandreou,
Athens, Greece
Telephone:
Facsimile:
Email:

                   If to the Client, to:

HCi Viocare Corp.
2A Kolokotroni Str.
17563, P. Faliro, Athens
Greece
Telephone: +30 211 0123053-54
Facsimile: +30 211 0112999
Email: legal@viocare.eu

Each party shall provide notice to the other party of any change in address.

The Parties

THE COMPANY	THE CLIENT

Petros N. Iakovou CEO	Sotirios Leontaritis CEO

Appendix "A"

CERTIFICATE OF NON-U.S. SHAREHOLDER

Capitalized terms used but not otherwise defined in this Certificate of Non-U.S. Shareholder (this “Certificate”) shall have the meanings given to such terms in the Subscription Agreement to which this certification forms a part (the “Subscription Agreement”) between HCi Viocare (the “Company”) and the undersigned.  In connection with the issuance of the Securities to the undersigned, the undersigned hereby agrees, acknowledges, represents and warrants that:

1.           the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2.           none of the Securities have been or will be registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any Applicable Securities Laws;

3.           offers and sales of any of the  Securities prior to the expiration of a period of six months after the date of original issuance of the Securities (the six month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.           the undersigned will not engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with Applicable Securities Laws;

5.           the undersigned is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

6.           the undersigned has not acquired the Securities as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the undersigned may sell or otherwise dispose of the Securities pursuant to registration thereof under the Securities Act and any Applicable Securities Laws or under an exemption from such registration requirements;

7.           the statutory and regulatory basis for the exemption claimed for the sale of the Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Securities Act or any Applicable Securities Laws;

8.           the Company has not undertaken, and will have no obligation, to register any of the Securities under the Securities Act;

9.           the Company is entitled to rely on the acknowledgements, agreements, representations and warranties of the undersigned contained in the Subscription Agreement and this Certificate, and the undersigned will hold harmless the Company from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the undersigned not being true and correct;

10.           the undersigned has been advised to consult his, her or its own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and, with respect to applicable resale restrictions, is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

11.           the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the acquisition of the Securities under the Subscription Agreement, and to obtain additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense;

12.           the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Securities under the Subscription Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

13.           the undersigned:

(a)
is knowledgeable of, or has been independently advised as to, the Applicable Securities Laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Securities;

(b)
the undersigned is acquiring the Securities pursuant to exemptions from prospectus or equivalent requirements under Applicable Securities Laws or, if such is not applicable, the undersigned is permitted to acquire the Securities under the Applicable Securities Laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)
the Applicable Securities Laws of the authorities in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Securities; and

(d)	the acquisition of the Securities by the undersigned does not trigger:

(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii)	any continuous disclosure reporting obligation of the Company in the International Jurisdiction; and

the undersigned will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(b), 13(c) and 13(d) above to the satisfaction of the Company, acting reasonably;

14.           the undersigned (i) is able to fend for itself in connection with the acquisition of the Securities; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

15.           the undersigned is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

16.           no Person has made to the undersigned any written or oral representations:

(a)	that any Person will resell or repurchase any of the Securities;

(b)	that any Person will refund the purchase price of any of the Securities;

(c)	as to the future price or value of any of the Securities; or

(d)
that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the Company Common Shares on the OTC Bulletin Board;

17.           the undersigned is outside the United States when receiving and executing the Share Exchange Agreement and is acquiring the Securities as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other Person has a direct or indirect beneficial interest in the Securities;

18.           neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

19.           the Securities are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a Person in the United States;

20.           the undersigned understands and agrees that the Securities issued to the undersigned will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”;

21.
the Company shall refuse to register any transfer of Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, pursuant to an available exemption from registration under the Securities Act or pursuant to an available exemption from the registration and prospectus requirements of the Applicable Securities Laws.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

Date: May 7, 2015

Signature

HellenicAmerican Securities & Asset Management S.A.
By its Executive Director

Petros N. Iakovou

17 A. Papandreou Street
Athens, Greece 15124

Address